UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 13, 2017
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)
(602) 389-3500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2017, Western Alliance Bancorporation (the “Company”) announced that Robert Sarver will transition from Chairman and Chief Executive Officer to the role of Executive Chairman effective April 1, 2018. In conjunction with Mr. Sarver’s change in role, Kenneth Vecchione will be promoted to Chief Executive Officer, Dale Gibbons will be promoted to Vice Chairman and Chief Financial Officer, and James Haught will be promoted to President and Chief Operating Officer, all effective April 1, 2018. Mr. Sarver will continue to serve as Chairman of the Board and as a member of the Company’s Board of Directors.
The announcement follows the Company’s May 4, 2017 announcement of Mr. Vecchione’s return as President of the Company and the anticipated long-term succession planning of the Company’s Board of Directors. Biographical and other information about Mr. Vecchione and Mr. Gibbons can be found in the Company’s proxy statement for its 2017 annual meeting of stockholders and is incorporated herein by reference. Information regarding Mr. Vecchione’s compensation, which has not been modified in connection with the promotion, can be found in the Company’s Form 8-K filed on May 5, 2017.
Mr. Haught, age 49, has 20 years of experience in risk and capital management with several high-profile financial services and consulting organizations. Mr. Haught initially joined the Company on April 1, 2017 as the Company’s Chief Operating Officer with responsibility for oversight of the Company’s Risk Management, Information Technology Operations and model management, including DFAST models. Following the effective date of his promotion, Mr. Haught will act as the president of the Company. Information regarding Mr. Haught’s compensation, which has not been modified in connection with the promotion, can be found in the Employment Letter Agreement entered into in connection with his hiring in 2017.
Prior to joining Western Alliance, Mr. Haught served as Managing Partner for Financial Services with The Exequor Group beginning in July of 2013. From 2010 to 2013, Mr. Haught was Senior Vice President/Global Head of Capital for State Street Corporation. Mr. Haught began his banking career with 12 years at RBS Citizens, including assignments in London, Boston and Providence covering lending, modeling, asset liability management, and capital planning. Prior to entering banking, Mr. Haught spent eight years as a United States Naval Officer. Mr. Haught, who holds designations as a Chartered Financial Analyst (CFA) and Financial Risk Manager (FRM), graduated from the University of Rochester and earned an MBA from the University of Rhode Island.
Information regarding Mr. Haught’s related party transactions with the Company is available in the Company’s proxy statement for its 2017 annual meeting of stockholders and is incorporated herein by reference. Mr. Haught has no familial relationships with any director or executive officer of the Company.
A copy of the Company’s press release announcing Mr. Sarver’s transition and the related promotions is furnished herewith as Exhibit 99.1. The descriptions contained herein and in the Form 8-K filed on May 5, 2017 with respect to Mr. Haught’s and Mr. Vecchione’s compensation arrangements are qualified in their entirety by reference to the Employment Letter Agreement and Offer Letter filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Letter Agreement, dated February 17, 2017, by and between James C. Haught and Western Alliance Bancorporation.

10.2
Offer Letter, dated May 1, 2017, by and between Kenneth A. Vecchione and Western Alliance Bancorporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2017).

	99.1	Press Release of Western Alliance Bancorporation dated December 13, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION

December 15, 2017	By:	/s/ Dale Gibbons
		Name:	Dale Gibbons
		Title:	Executive Vice President and
Chief Financial Officer